                                                                EXHIBIT 99.2

FORD NEWS


Global News, Public Affairs, World Headquarters, Dearborn, Michigan 48121
Telephone: (313) 322-9600; Fax:  (313) 845-0570
Internet: http://media.ford.com


Contact:  Media Inquiries      Institutional Investors Shareholder Inquiries
          Mel Stephens         Mike Holland            (800) 555-5259 or
          (313) 323-8220       (313) 323-8221          (313) 845-8540

FOR RELEASE AT 7:30 A.M. (EASTERN STANDARD)

               FORD EARNS A RECORD $6.9 BILLION IN 1997, UP 56%;
                  GLOBAL COMPETITIVE POSITION STRENGTHENED BY
                  LOWER TOTAL COSTS, IMPROVED PRODUCT QUALITY

DEARBORN, Mich., January 27, 1998 -- Ford Motor Company [NYSE: F] earned a record $6.9 billion in 1997, an increase of 56 percent over earnings of $4.4 billion in 1996. Earnings per diluted share of common and Class B stock were $5.62, compared with $3.64 in 1996. Total revenues grew 4.5 percent to $154 billion.

Fourth-quarter earnings, also a record, were $1.8 billion, up 49 percent and the seventh consecutive quarter of year-to-year improvement.

"It was a very good year," said Chairman and Chief Executive Officer Alex Trotman. "We exceeded all of our financial goals for 1997 and delivered a 57 percent total return to our shareholders. Revenues grew, automotive returns were up, quality improved sharply, customer satisfaction was up and total costs came down." At constant volume and mix, total automotive costs declined $3 billion in 1997.

"Our cost improvement came from the fundamental reprocessing of our business that we call Ford 2000," Trotman said. "A continued strong focus on total cost reductions, quality improvements, and efficiencies -- using best practices and economies of scale throughout the organization -- contributed to the excellent results."

"We're replacing low-margin, slow-selling products with higher margin products that are in hot demand," he said. In North America and Europe, Ford took steps in 1997 to rebalance its manufacturing capacity to produce a richer product mix. New products in 1997 included Jaguar XK8, Puma, Courier, Lincoln Town Car and Navigator, Grand Marquis, Crown Victoria, and Ka in Brazil. Five vehicle lines were discontinued, and the heavy truck business was sold.

AUTOMOTIVE OPERATIONS SET NEW RECORDS

Full-year net income from automotive operations was a record $4.7 billion, up from $1.6 billion earned in 1996. Worldwide automotive return on sales was 3.9 percent, up 2.5 points from 1996 and the best since 1989.

In the U.S., Ford earned a record $3.7 billion in 1997, up from $2 billion earned in 1996. Outside the U.S., Ford earned $1 billion, compared with a loss of $352 million in 1996. Ford's European automotive operations earned $273 million, compared with a loss of $291 million in 1996. Greater efficiencies and lower separation costs more than accounted for the improvement. In South America, Ford earned $40 million, compared with a loss of $642 million in 1996. The improvement stemmed from the strong acceptance of new products, growth in unit sales of 41 percent in Brazil and Argentina and lower costs from higher efficiencies and rebalancing manufacturing capacity.

"In Europe, Ford made real progress in 1997," Trotman noted, "but the European market is still a struggle for everyone. In South America, we made great strides with new products, greater efficiencies and increases in quality. We'll continue to build on this momentum in 1998, but the present economic environment means that breaking even will be difficult."

In the rest of the world, Ford earned $695 million, reflecting strong results in Australia, Canada and Mexico. In Canada, Ford achieved truck leadership for the second year in a row and sales growth for the third year in a row.

FINANCIAL SERVICES EARN $2.2 BILLION

Ford's financial services businesses earned $2.2 billion in 1997, compared with a record $2.8 billion in 1996.

Ford Credit earned $1 billion, compared with $1.4 billion in 1996. The decline reflects primarily depreciation expenses on leased vehicles and higher credit losses, partly offset by lower operating costs and higher financing volumes.

The Associates [NYSE: AFS] earned a record $1 billion, the 23rd consecutive year of increased earnings, compared with $857 million a year ago. Ford's full-year share was $832 million. Hertz [NYSE: HRZ] earned a record $202 million, the fifth year of increased earnings. In 1996, Hertz earned $159 million. Ford's full-year share was $168 million.

FOURTH QUARTER

Ford earned a record $1.8 billion in the fourth quarter, or $1.45 per diluted share of common and Class B stock. The 1997 results compare with $1.2 billion or 99 cents in 1996.

U.S. automotive operations earned a record $1.2 billion, compared with $628 million a year ago. Outside the U.S., automotive operations earned $148 million, compared with a loss of $238 million in 1996.

Ford's financial services businesses earned $455 million in the fourth quarter, compared with $814 million a year ago. The fourth quarter of 1996 included a one-time favorable impact of $204 million from the Budget Rent a Car transaction.

Ford Credit earned $218 million, compared with $385 million in 1996. The Associates earned an all-time record of $278 million, compared with $234 million. Ford's fourth-quarter share was $224 million. Hertz earned $35 million, compared with $36 million in 1996. Ford's fourth-quarter share was $28 million.

DELIVERING VALUE TO SHAREHOLDERS

A number of steps were taken in 1997 to increase shareholder value. Both earnings and cash flow set records. The dividend was increased, an initial public offering of Hertz was completed, and Ford's automotive components businesses were organized as a new entity, Visteon. Ford also announced that it would distribute its remaining 80.6 percent interest in The Associates to Ford shareholders. The plan is before the Internal Revenue Service to determine that the distribution will be free of U.S. income taxes. A ruling is expected in the first quarter of 1998.

"Our Ford 2000 strategy is working," Trotman said. "We've improved our global competitiveness -- better quality, lower costs and faster speed to market. In 1998, we'll continue to focus on these same fundamentals to drive the business."

                                     # # #

                       SUMMARY OF 1997 COMPARED WITH 1996
Overview
--------
* Total earnings were a record $6.9 billion, up 56 percent from earnings of $4.4 billion in 1996.

*     Diluted earnings per share were $5.62, compared with $3.64 a share.

* Worldwide sales and revenues were $154 billion, compared with $147 billion.

* Stockholders' equity at year-end was $30.7 billion, compared with $26.8 billion.

Automotive
----------
* Net income from worldwide automotive operations was a record $4.7 billion, compared with $1.6 billion in 1996.

* Net income from U.S. automotive operations was a record $3.7 billion, compared with $2 billion.

* Automotive operations outside the U.S. earned $1 billion, compared with a loss of $352 million in 1996. In Europe, Ford earned $273 million, compared with a loss of $291 million in 1996. In South America, Ford earned $40 million, compared with a loss of $642 million last year.

* Worldwide return on sales was 3.9 percent, compared with 1.4 percent in 1996. In the U.S., return on sales was 4.6 percent, compared with 2.7 percent.

* Worldwide vehicle unit sales were 6,943,000 in 1997, compared with 6,653,000 in 1996.

* Combined full-year car and truck market share in the U.S. was 25 percent, compared with 25.2 percent. In the fourth quarter, U.S. market share was
      24.9 percent, compared with 26.2 percent in 1996.

*     Combined car and truck share in Europe was 11.4 percent, compared with
      11.8 percent.

Financial Services
------------------
* Financial services earned $2.2 billion, compared with a record $2.8 billion in 1996.

*     Ford Credit earned $1 billion, compared with $1.4 billion.

*     The Associates earned a record $1 billion, compared with $857 million.

*     Hertz earned a record $202 million, compared with $159 million in 1996.

Automotive Balance Sheet
------------------------
*     Net cash was a record $12.7 billion, compared with $7.3 billion.

* Cash and marketable securities was a record $20.8 billion, compared with $15.4 billion.

*     Debt was $8.1 billion, compared with $8.1 billion.

*     Capital spending was $8.1 billion, compared with $8.2 billion.

                      Ford Motor Company and Subsidiaries

                                   HIGHLIGHTS


                                                          Fourth Quarter                             Full Year
                                                  ----------------------------            -----------------------------
                                                    1997              1996                  1997               1996
                                                  ---------         ----------            ----------         ----------
                                                 (unaudited)
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- United States                                       987             1,006                  4,016              3,897
- Outside United States                               804               747                  2,927              2,756
                                                    -----             -----                  -----              -----
   Total                                            1,791             1,753                  6,943              6,653
                                                    =====             =====                  =====              =====

Sales and revenues (in millions)
- Automotive                                      $31,897           $31,505               $122,935           $118,023
- Financial Services                                8,055             7,328                 30,692             28,968
                                                  -------           -------               --------           --------
   Total                                          $39,952           $38,833               $153,627           $146,991
                                                  =======           =======               ========           ========

Net income (in millions)
- Automotive                                      $ 1,341           $   390               $  4,714           $  1,655
- Financial Services                                  455               814                  2,206              2,791
                                                  -------           -------               --------           --------
   Total                                          $ 1,796           $ 1,204               $  6,920           $  4,446
                                                  =======           =======               ========           ========

Capital expenditures (in millions)
- Automotive                                      $ 2,389           $ 2,413               $  8,142           $  8,209
- Financial Services                                  162                93                    575                442
                                                  -------           -------               --------           --------
   Total                                          $ 2,551           $ 2,506               $  8,717           $  8,651
                                                  =======           =======               ========           ========

Automotive capital expenditures as a
 percentage of sales                                  7.5%              7.7%                   6.6%               7.0%

Stockholders' equity at December 31
- Total (in millions)                             $30,734           $26,762               $ 30,734           $ 26,762
- After-tax return on Common and
   Class B stockholders' equity                      24.1%             18.4%                  24.4%              17.6%

Automotive net cash at December 31
 (in millions)
- Cash and marketable securities                  $20,835           $15,414               $ 20,835           $ 15,414
- Debt                                              8,176             8,156                  8,176              8,156
                                                  -------           -------               --------           --------
   Automotive net cash                            $12,659           $ 7,258               $ 12,659           $  7,258
                                                  =======           =======               ========           ========

After-tax return on sales
- U.S. Automotive                                     5.8%              3.2%                   4.6%               2.7%
- Total Automotive                                    4.2%              1.3%                   3.9%               1.4%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                        1,201             1,187                  1,195              1,179
- Number outstanding at December 31                 1,202             1,188                  1,202              1,188

Common Stock price (per share)
- High                                            $50-1/4           $33-7/8               $ 50-1/4           $ 37-1/4
- Low                                              41-1/2            30-3/8                 30                 27-1/4

AMOUNTS PER SHARE OF COMMON AND
 CLASS B STOCK AFTER PREFERRED
 STOCK DIVIDENDS

Income assuming dilution
- Automotive                                      $  1.08           $  0.32               $   3.82           $   1.33
- Financial Services                                 0.37              0.67                   1.80               2.31
                                                  -------           -------               --------           --------
   Total                                          $  1.45           $  0.99               $   5.62           $   3.64
                                                  =======           =======               ========           ========

Cash dividends                                    $ 0.420           $ 0.385               $  1.645           $   1.47

                      Ford Motor Company and Subsidiaries

                               VEHICLE UNIT SALES
                For the Periods Ended December 31, 1997 and 1996
                                 (in thousands)



                                                     Fourth Quarter                            Full Year
                                               -------------------------              -------------------------
                                                1997             1996                  1997             1996
                                               --------         --------              --------         --------
                                                    (unaudited)
North America
United States
 Cars                                            409              428                 1,614            1,656
 Trucks                                          578              578                 2,402            2,241
                                               -----            -----                 -----            -----
  Total United States                            987            1,006                 4,016            3,897

Canada                                            91               84                   319              258
Mexico                                            40               28                    97               67
                                               -----            -----                 -----            -----

  Total North America                          1,118            1,118                 4,432            4,222

Europe
Britain                                          124              140                   466              516
Germany                                          137              106                   460              436
Italy                                             70               51                   248              180
Spain                                             43               41                   155              155
France                                            41               47                   153              194
Other countries                                   91              103                   318              339
                                               -----            -----                 -----            -----

  Total Europe                                   506              488                 1,800            1,820

Other international
Brazil                                            49               48                   214              190
Argentina                                         35               21                   143               64
Australia                                         31               31                   132              138
Taiwan                                            17               14                    79               86
Japan                                             10               11                    40               52
Other countries                                   25               22                   103               81
                                               -----            -----                 -----            -----

  Total other international                      167              147                   711              611
                                               -----            -----                 -----            -----

Total worldwide vehicle unit sales             1,791            1,753                 6,943            6,653
                                               =====            =====                 =====            =====




Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

                      Ford Motor Company and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME
             For the Periods Ended December 31, 1997, 1996 and 1995
                    (in millions, except amounts per share)


                                                                        1997            1996            1995
AUTOMOTIVE
Sales                                                                    $122,935        $118,023       $110,496

Costs and expenses:
Costs of sales                                                            108,907         108,882        101,171
Selling, administrative and other expenses                                  7,082           6,625          6,044
                                                                         --------        --------       --------
  Total costs and expenses                                                115,989         115,507        107,215

Operating income                                                            6,946           2,516          3,281

Interest income                                                             1,116             841            800
Interest expense                                                              788             695            622
                                                                         --------        --------       --------
  Net interest income                                                         328             146            178
Equity in net loss of affiliated companies                                    (88)             (6)          (154)
Net expense from transactions with
 Financial Services                                                          (104)            (85)          (139)
                                                                         --------        --------       --------

Income before income taxes - Automotive                                     7,082           2,571          3,166

FINANCIAL SERVICES
Revenues                                                                   30,692          28,968         26,641

Costs and expenses:
Interest expense                                                            9,712           9,704          9,424
Depreciation                                                                7,645           6,875          6,500
Operating and other expenses                                                6,621           6,217          5,499
Provision for credit and insurance losses                                   3,230           2,564          1,818
Asset write-downs and dispositions                                              -             121              -
                                                                         --------        --------       --------
  Total costs and expenses                                                 27,208          25,481         23,241
Net revenue from transactions with Automotive                                 104              85            139
Gain on sale of Common Stock of a subsidiary                                  269             650              -
                                                                         --------        --------       --------

Income before income taxes - Financial Services                             3,857           4,222          3,539
                                                                         --------        --------       --------

TOTAL COMPANY
Income before income taxes                                                 10,939           6,793          6,705
Provision for income taxes                                                  3,741           2,166          2,379
                                                                         --------        --------       --------
Income before minority interests                                            7,198           4,627          4,326
Minority interests in net income of subsidiaries                              278             181            187
                                                                         --------        --------       --------
Net income                                                               $  6,920        $  4,446       $  4,139
                                                                        =========        ========       ========
Income attributable to Common and Class B Stock
 after preferred stock dividends                                         $  6,866        $  4,381       $  3,839

Average number of shares of Common and Class B
 Stock outstanding                                                          1,195           1,179          1,071

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Basic                                                                    $   5.75        $   3.73       $   3.58

Diluted                                                                  $   5.62        $   3.64       $   3.33

Cash dividends                                                           $  1.645        $   1.47       $   1.23

                      Ford Motor Company and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                                 (in millions)



                                                                                         December 31,      December 31,
                                                                                           1997               1996
ASSETS
Automotive
Cash and cash equivalents                                                                 $  6,316           $  3,578
Marketable securities                                                                       14,519             11,836
                                                                                          --------           --------
   Total cash and marketable securities                                                     20,835             15,414

Receivables                                                                                  3,097              3,133
Inventories                                                                                  5,468              6,656
Deferred income taxes                                                                        3,249              3,296
Other current assets                                                                         3,782              3,193
Net current receivable from Financial Services                                                 416                  0
                                                                                          --------           --------
   Total current assets                                                                     36,847             31,692

Equity in net assets of affiliated companies                                                 1,951              2,483
Net property                                                                                34,594             33,527
Deferred income taxes                                                                        3,712              4,429
Other assets                                                                                 7,975              7,527
                                                                                          --------           --------
   Total Automotive assets                                                                  85,079             79,658

Financial Services
Cash and cash equivalents                                                                    1,618              3,689
Investments in securities                                                                    2,207              2,307
Net receivables and lease investments                                                      176,416            163,030
Other assets                                                                                13,777             13,710
Net receivable from Automotive                                                                   0                473
                                                                                          --------           --------
   Total Financial Services assets                                                         194,018            183,209
                                                                                          --------           --------

   Total assets                                                                           $279,097           $262,867
                                                                                          ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                            $ 11,997           $ 11,735
Other payables                                                                               2,557              2,206
Accrued liabilities                                                                         16,250             16,587
Income taxes payable                                                                         1,358                508
Debt payable within one year                                                                 1,129              1,661
Net current payable to Financial Services                                                        0                473
                                                                                          --------           --------
   Total current liabilities                                                                33,291             33,170

Long-term debt                                                                               7,047              6,495
Other liabilities                                                                           28,899             26,793
Deferred income taxes                                                                        1,210              1,225
                                                                                          --------           --------
   Total Automotive liabilities                                                             70,447             67,683

Financial Services
Payables                                                                                     4,539              4,695
Debt                                                                                       160,071            150,205
Deferred income taxes                                                                        4,347              4,338
Other liabilities and deferred income                                                        7,865              8,504
Net payable to Automotive                                                                      416                  0
                                                                                          --------           --------
   Total Financial Services liabilities                                                    177,238            167,742

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company                            678                680

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $637 million and $694 million)                                                              *                  *
 Common Stock, par value $1.00 per share (1,132 and 1,118 million shares issued)             1,132              1,118
 Class B Stock, par value $1.00 per share (71 million shares issued)                            71                 71
Capital in excess of par value of stock                                                      5,564              5,268
Foreign currency translation adjustments and other                                          (1,267)               (29)
Earnings retained for use in business                                                       25,234             20,334
                                                                                          --------           --------
   Total stockholders' equity                                                               30,734             26,762
                                                                                          --------           --------

   Total liabilities and stockholders' equity                                             $279,097           $262,867
                                                                                          ========           ========

*Less than $500,000

                      Ford Motor Company and Subsidiaries

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

             For the Periods Ended December 31, 1997, 1996 and 1995
                                 (in millions)

                                                1997                          1996                          1995
                                     ----------------------------  ----------------------------  ---------------------------
                                                      Financial                     Financial                    Financial
                                      Automotive      Services      Automotive      Services      Automotive      Services
                                     --------------  ------------  --------------  ------------  -------------   -----------
Cash and cash equivalents at
January 1                             $ 3,578        $   3,689      $ 5,750        $  2,690       $ 4,481         $ 1,739

Cash flows from operating activities   13,984           13,728        6,576          12,681         8,849          12,322

Cash flows from investing activities
 Capital expenditures                  (8,142)            (576)      (8,209)           (442)       (8,676)           (321)
 Purchase of leased assets               (332)               -         (195)              -             0               -
 Acquisitions of other companies            0              (40)           0            (166)            0               0
 Acquisitions of receivables and
  lease investments                         -         (119,191)           -        (109,087)            -         (99,967)
 Collections of receivables and lease
  investments                               -           86,802            -          82,398             -          71,149
 Net acquisitions of daily rental
  vehicles                                  -             (958)           -          (1,759)            -          (1,459)
 Net proceeds from USL Capital
  asset sales                               -                -            -           1,157             -               -
 Purchases of securities                  (43)          (3,067)          (6)         (8,020)          (51)         (6,274)
 Sales and maturities of securities        13            3,520            7           9,863           325           5,052
 Proceeds from sales of receivables and
  lease investments                         -            5,197            -           2,867             -           4,360
 Net investing activity with
  Financial Services                      258                -          416               -           (19)              -
 Other                                   (285)            (557)        (586)            (45)          558            (184)
                                      -------         --------      -------        --------       --------        -------
   Net cash used in investing
    activities                         (8,531)         (28,870)      (8,573)        (23,234)       (7,863)        (27,644)

Cash flows from financing activities
 Cash dividends                        (2,020)               -       (1,800)              -        (1,559)              -
 Issuance of Common Stock                 311                -          192               -           601               -
 Issuance of Common Stock of a
  subsidiary                                -              453            -           1,897             -               -
 Changes in short-term debt              (430)           7,470          151           3,474           413           5,884
 Proceeds from issuance of other debt   1,100           23,075        1,688          22,342           300          23,854
 Principal payments on other debt        (668)         (18,367)      (1,031)        (14,428)         (177)        (11,489)
 Net financing activity with Automotive     -             (258)           -            (416)            -              19
 Receipts from annuity contracts            -                -            -               -             -             283
 Net redemption of subsidiary
  company preferred stock                   -                -            -               -             -          (1,875)
 Other                                      0             (211)          37            (528)          121             102
                                      -------         --------      -------        --------       -------         -------
   Net cash (used in)/provided by
    financing activities               (1,707)          12,162         (763)         12,341          (301)         16,778

Effect of exchange rate changes on
 cash                                    (119)              20          (85)           (116)          107             (28)
Net transactions with Automotive/
 Financial Services                      (889)             889          673            (673)          477            (477)
                                      -------         --------      -------         -------       -------         -------

   Net (decrease)/increase in cash
    and cash equivalents                2,738           (2,071)      (2,172)            999         1,269             951
                                      -------         --------      -------         --------      --------        -------

Cash and cash equivalents at          $ 6,316         $  1,618      $ 3,578         $ 3,689       $ 5,750         $ 2,690
 December 31                          =======         ========      =======         =======       =======         =======